Exhibit 3.1
              Articles of Incorporation of the Company, as amended

                              ARTICLES OF AMENDMENT

                                       OF

                            LAMINATIONS INCORPORATED


         The undersigned corporation hereby adopts the following Articles of Amendment, which replace and supersede prior Articles filed:

                            ARTICLES OF INCORPORATION

                                       OF

                            LAMINATIONS, INCORPORATED


         The undersigned incorporated, being a natural person 18 years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I

         The name of the corporation is Lamcor, Incorporated.

                                   ARTICLE II

         The registered office of the corporation is located at 8900 Penn Avenue South, Minneapolis, Minnesota 55431, and the registered agent at that address is
R. Tuck Aaker.

                                   ARTICLE III

         The name and address of the incorporator is L. Reid Martinson, 8900 Penn Avenue South, Minneapolis, MN 55431.

                                   ARTICLE IV

         The corporation is authorized to issue an aggregate total of 10,000,000 shares.

                                    ARTICLE V

         In addition to the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of this corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and place of redemption, and conversion right with respect to any stock of the corporation.

                                   ARTICLE VI

         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

                                   ARTICLE VII

         No holder of stock of this corporation shall be entitled to any cumulative voting rights.

                                  ARTICLE VIII

         No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation alloted or sold or to be alloted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

         IN WITNESS WHEREOF, the incorporator has executed these Articles of Amendment this _____ day of _______________, 1986.



                                     ------------------------------------------
                                     R. Tuck Aaker, President


STATE OF MINNESOTA   )
                     ) ss:
COUNTY OF HENNEPIN   )

Subscribed and sworn to before me
this _____ day of _______________, 1986.



----------------------------
Notary Public

         The amendment was adopted by a unanimous vote of the shareholders, at a duly called meeting on the _____ day of _______________, 1986.



                                     ------------------------------------------
                                     R. Tuck Aaker, President




Proposed Amended and Restated Articles of Incorporation of the Company, as submitted to the shareholders for approval at a special meeting of shareholders to be held on December 31, 1996


                              AMENDED AND RESTATED

                            ARTICLES OF INCORPORATION

                                       OF

                              LAMCOR, INCORPORATED

         The undersigned hereby certifies that the shareholders of Lamcor, Incorporated, pursuant to Minnesota Statutes Chapter 302A, have hereby adopted the following Amended and Restated Articles of Incorporation:

                                    ARTICLE I

         The name of the corporation is Lamcor, Incorporated.

                                   ARTICLE II

         The registered office of the corporation is located at Highway 169, Fire #107-C, LeSueur, Minnesota 56058.

                                   ARTICLE III

         The corporation is authorized to issue an aggregate total of 10,000,000 shares.

                                   ARTICLE IV

         In addition to the powers granted to the Board of Directors by Minnesota Statutes, Chapter 302A, the Board of Directors of this corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and place of redemption, and conversion right with respect to any stock of the corporation.

                                    ARTICLE V

         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

                                   ARTICLE VI

         No holder of stock of this corporation shall be entitled to any cumulative voting rights.

                                   ARTICLE VII

         No holder of stock of this corporation shall have any preferential, pre-emptive, or other rights of subscription to any shares of any class or series of stock of this corporation alloted or sold or to be alloted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of stock of this corporation, nor any right of subscription to any part thereof.

         IN WITNESS WHEREOF, the undersigned has set his hand this 31st day of December, 1996.



                                     ------------------------------------------
                                     Toby Jensen, President